Exhibit 10.1

July 23, 2023

VIA EMAIL AND HAND DELIVERY

Infinity Pharmaceuticals, Inc.

1100 Massachusetts Avenue, Floor 4

Cambridge, Massachusetts 02138

Attention: General Counsel

Email: Seth.Tasker@Infi.com

RE:	Termination Notice

Dear Seth:

Reference is hereby made to that certain Agreement and Plan of Merger, dated as of February 22, 2023, by and among Infinity Pharmaceuticals, Inc. (“Iris”), MEl Pharma, Inc. (“Meadow”) and Meadow Merger Sub, Inc. (the “Merger Agreement”). Capitalized terms used but not defined in this letter shall have the meaning ascribed to such terms in the Merger Agreement.

Meadow hereby provides Iris with notice that (i) the Meadow Stockholder Approval was not obtained at a meeting duly convened therefor or at any adjournment or postponement thereof at which a vote upon the Meadow Stock Issuance was taken and (ii) in accordance with Section 7.2(c) of the Merger Agreement, Meadow hereby terminates the Merger Agreement with immediate effect.

Should you have any questions regarding the notice provided herein, please contact Meadow’s counsel, Steven Navarro at 212.309.6147 or steven.navarro@morganlewis.com.

[Signature on the next page]

MEI PHARMA, INC.

By:	/s/ David Urso
Name:	David Urso
Title	President & Chief Executive Officer

cc:	WilmerHale LLP

60 State Street

Boston, MA 02109

Attention: Hal J. Leibowitz, Cynthia Mazareas and Michael Gilligan

Email: hal.leibowitz@wilmerhale.com; cynthia.mazareas@wilmerhale.com;

michael.gilligan@wilmerhale.com